PACIFIC AEROSPACE & ELECTRONICS, INC.,
                            a Washington corporation


                                   $75,000,000
                   11 1/4% Senior Subordinated Notes due 2005



                               PURCHASE AGREEMENT

                                  July 23, 1998



FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
BANCBOSTON SECURITIES INC.
c/o Friedman, Billings, Ramsey & Co., Inc.
Lakeshore Towers
18101 Von Karman Avenue
Irvine, California  92612

Dear Sirs:

     Pacific Aerospace & Electronics, Inc. (the "Issuer"), a Washington corporation, proposes to issue and sell to the several initial purchasers named in Schedule A hereto (collectively, the "Initial Purchasers" or "you"), an aggregate of $75,000,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2005 (the "Notes"). The Notes are more fully described in the Offering Memorandum referred to below. The Notes will be issued pursuant to an Indenture, to be dated as of the Closing Time (as defined below) (the "Indenture"), between the Issuer, the Guarantors (as defined below) and IBJ Schroeder Bank & Trust Company, as Trustee (the "Indenture Trustee"), in substantially the form attached hereto as Exhibit A. The Notes and the Exchange Notes (as defined below) will be guaranteed pursuant to the Subsidiary Guarantee (the "Guarantee") and the Exchange Guarantee (as defined below), respectively, by each of the Subsidiaries (as defined below) other than Foreign Subsidiaries (as defined below) (the "Guarantors"). This Purchase Agreement (the "Agreement"), the Indenture (as defined below) and the Registration Rights Agreement (as defined below) are referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum (as defined below).

     The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. In connection with the sale of the Notes, the
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Issuer has prepared a preliminary offering memorandum dated July 6, 1998 (the
"Preliminary Offering Memorandum") and a final offering memorandum dated July 23, 1998 (such final offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering and sale of the Notes, or if such form is not so used, in the form subsequently furnished for such use, the "Offering Memorandum"), each setting forth certain information concerning the Issuer and the Notes. The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Notes by the Initial Purchasers.

     The Issuer understands that the Initial Purchasers propose to make an offering of the Notes only on the terms, subject to the conditions and in the manner set forth in the Offering Memorandum and Section 3 hereof.

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Notes shall bear the following legend:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO SUCH REGISTRATION.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE

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
     EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA (AS DEFINED BELOW) OR (ii) THE ACQUISITION AND HOLDING OF THIS NOTE BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR OTHER ARRANGEMENT THAT IS SUBJECT TO ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR IS EXEMPT FROM ANY SUCH PROHIBITION.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF ANY OF THE FOREGOING.

     The Initial Purchasers and other holders of the Notes (including subsequent permitted transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Issuer and the Initial Purchasers, in substantially the form attached hereto as Exhibit B. In the Registration Rights Agreement, the Issuer agrees to file with the Securities and Exchange Commission (the "Commission"), upon the terms and conditions set forth therein, either an exchange offer registration statement or a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the exchange or resale, as the case may be, of the Notes for fully registered notes with identical terms as the Notes (the "Exchange Notes") by holders thereof (the "Exchange Offer"), and to use its reasonable best efforts to cause such registration statement to be declared effective.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) The Issuer and each Guarantor, jointly and severally, represents and warrants to, and agrees with the Initial Purchasers, that:

          (i) As of their respective dates, none of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, contains,

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and as of the Closing Time, the Preliminary Offering Memorandum or the Offering
Memorandum, as amended or supplemented to such time, will not contain an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided however that this representation, warranty and agreement shall not apply to statements or omissions in the Offering memorandum made in reliance upon and in conformity with information furnished to the Issuer in writing by the Initial Purchasers expressly for use on the Offering Memorandum (such information being limited to the stabilization legend at the forepart of the Offering Memorandum and information contained under the heading "Plan of Distribution" in the Offering Memorandum).

          (ii) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) of the rules and regulations of the Commission promulgated under the Securities Act (the "Rules and Regulations").

          (iii) None of the Issuer or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D of the Rules and Regulations ("Regulation D")), or any person acting on behalf of the foregoing (other than the Initial Purchasers) has, directly or indirectly, made or will, directly or indirectly, make offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes or the Guarantee under the Securities Act.

          (iv) None of the Issuer or any of its affiliates (as such term is defined in Rule 501(b) of Regulation D) or any person (other than the Initial Purchasers) acting on behalf of the foregoing has engaged or will engage, in connection with the offering of the Notes or any security of the same class or series as the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D. The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement and pursuant to the Registration Rights Agreement.

          (v) Assuming the accuracy of the representations and warranties and compliance with the agreement of the Initial Purchasers in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers, or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with this Agreement, to register the Notes or the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). At the Closing Time, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (vi) The Issuer is a corporation duly incorporated, and validly existing and in good standing under the laws of the State of Washington, with full power and authority to own, lease and operate its properties, to conduct its business as described in the Offering

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Memorandum and to execute, deliver and perform its obligations under each of the
Operative Documents, and the Securities Acquisition Agreement dated July 1, 1998 between the Company, Pacific Aerospace & Electronics (UK) Limited, a company organized under the laws of the United Kingdom ("PAE UK"), Westpark Limited and Charles Baynes plc (the "Stock Purchase Agreement") and all related agreements and documents (including, without limitation, the disclosure letter to the Stock Purchase Agreement) (collectively, the "Acquisition Documents").

          (vii) The Issuer does not own or control, directly or indirectly, any corporation, association or other entity other than: Balo Precision Parts, Inc., a Washington corporation, Cashmere Manufacturing Co., Inc., a Washington corporation, Ceramic Devices, Inc., a Washington corporation, Electronic Specialty Corporation, a Washington corporation, Morel Industries, Inc., a Washington corporation, Northwest Technical Industries, Inc., a Washington corporation, Pacific Coast Technologies, Inc., a Washington corporation, and Seismic Safety Products, Inc., a Washington corporation, and PAE UK and, as of the closing, PA&E International, Inc., a Washington corporation and an additional company formed under the laws of the United Kingdom ("New UK Holdings") to hold the stock of PAE UK (collectively, the "Subsidiaries" and individually a "Subsidiary"). Each of the Subsidiaries have been duly incorporated and are validly existing and in good standing (to the extent such principle is applicable in such entities' jurisdiction of organization) under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Offering Memorandum and to execute, deliver and perform its obligations under the Operative Documents and, if applicable, the Acquisition Documents and the Guarantee and the Exchange Guarantee. The Issuer owns, directly or indirectly, all of the outstanding capital stock of the Subsidiaries free and clear of all claims, liens, charges and encumbrances.

          (viii) Aeromet International plc ("Aeromet UK") has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own and lease its properties and conduct its businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, and to execute, deliver and perform its obligations under the Acquisition Documents. After giving effect to the Aeromet Acquisition (as defined in the Offering Memorandum), all the outstanding shares of capital stock of Aeromet UK will be owned by the Issuer's indirect wholly-owned subsidiary, PAE UK, free and clear of any security interest, claim, lien, pledge, encumbrance or adverse interest of any nature. Except as set forth in the Offering Memorandum, at the Closing Time there will not be any outstanding right (including, without limitation, preemptive rights, warrants or options to acquire, or instrument convertible into or exchangeable for) to acquire any shares of capital stock or other equity interest in Aeromet UK or any of its direct or indirect subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of Aeromet UK or its subsidiaries, or such convertible or exchangeable securities or any such rights, warrants or options. After giving effect to the Aeromet Acquisition, Aeromet UK will not own or control, directly or indirectly, any corporation, association or other entity, other than Frank Ford

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(Aerospace Components) Ltd., Kent Aerospace Limited, TKR Aerospace Limited, TKR
Group Limited, TKR International Limited and Truflo Gas Turbines Limited. At the Closing Time and after giving effect to the Aeromet Acquisition, the Issuer will have no direct or indirect non-US subsidiaries other than New UK Holdings, PAE UK and Aeromet UK and its subsidiaries (collectively, the "Foreign Subsidiaries").

          (ix) The Issuer has the authorized and outstanding capital stock as set forth under the heading "Description of Capital Stock" in the Offering Memorandum. The issued and outstanding shares of the Issuer's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Offering Memorandum. All issued and outstanding shares of capital stock of the Subsidiaries and Aeromet UK have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Offering Memorandum, neither the Issuer, the Subsidiaries nor Aeromet UK have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of their respective capital stock or any such options, rights, convertible securities or obligations. The description of the Issuer's stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Offering Memorandum accurately and fairly present the information shown with respect to such plans, arrangements, options and rights as of the dates set forth therein.

          (x) Immediately after the consummation of the Aeromet Acquisition, the fair value and present fair saleable value of the assets of the Issuer (after giving effect to the Aeromet Acquisition) will exceed the sum of its stated liabilities and identified contingent liabilities. The Issuer will not be, after giving effect to the execution, delivery and performance of the Operative Documents and the Acquisition Documents, and the consummation of the transactions contemplated thereby, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted in the Offering Memorandum, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

          (xi) The Issuer has delivered to the Initial Purchasers a true and correct copy of each of the Acquisition Documents that have been executed and delivered prior to the date of this Agreement, and will deliver each other Acquisition Document in the form substantially as it will be executed and delivered on or prior to the Closing Time, together with all related agreements and all schedules and exhibits thereto. There have been or will be no amendments, alterations, modifications or waivers of any of the provisions of any of the Acquisition Documents since their date of execution or from the form in which it has been delivered to the Initial Purchasers. There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Acquisition Documents) no event or condition which would constitute a breach or grounds for termination (in each case as set forth in the Acquisition

                                        6
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Documents) under any of the Acquisition Documents which would result in a material adverse effect on the financial condition, properties, assets, business, results of operations or prospects (a "Material Adverse Effect") of the Issuer, the Subsidiaries and Aeromet UK taken as a whole, or materially adversely effect the ability of the parties to the Acquisition Documents to consummate the Aeromet Acquisition and the other transactions contemplated by the Acquisition Documents.

          (xii) The Issuer, Aeromet UK and each of the Subsidiaries are duly qualified in or licensed to transact business by, and are in good standing in, each jurisdiction in which they own or lease real property, maintain an office or conduct their respective businesses and in which the failure, individually or in the aggregate with all other failures, to be so licensed or qualified or to be in good standing would reasonably be expected to have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole, and the Issuer has no knowledge that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification of the Issuer, the Subsidiaries or Aeromet UK.

          (xiii) This Agreement has been duly authorized, executed and delivered by the Issuer and each Guarantor and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) is a legal, valid and binding agreement of the Issuer and each Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (the "Enforceability Exceptions") and except to the extent that the indemnification provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

          (xiv) The Registration Rights Agreement has been duly authorized by the Issuer and each Guarantor and, at the Closing Time, will have been executed and delivered by the Issuer and each Guarantor and upon such execution by the Issuer and each Guarantor (assuming the due authorization, execution and delivery thereof by the other parties thereto), the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Issuer and each Guarantor enforceable against the Issuer and each Guarantor in accordance with the terms thereof, except as enforcement thereof may be limited by the Enforceability Exceptions, and except as any rights to indemnity may be limited by federal and state securities laws and public policy considerations, and will conform to all statements relating thereto in the Offering Memorandum.

          (xv) The Notes, in substantially the form attached to the Indenture, have been and the Notes in final form as of the Closing Time will be duly authorized by the Issuer and, when issued and delivered pursuant to this Agreement and in accordance with the Indenture, against payment of the consideration set forth herein, will be validly issued and, subject to the terms of the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms (except as

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enforceability may be limited by Enforceability Exceptions). At the Closing
Time, the Notes will conform to all statements relating thereto in the Offering Memorandum; and the issuance of the Notes is not subject to preemptive or other similar rights.

          (xvi) The Exchange Notes, as of the Closing Time, will have been duly authorized by the Issuer. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms (except as enforceability may be limited by the Enforceability Exceptions).

          (xvii) The Indenture has been duly authorized by the Issuer and each Guarantor and when executed and delivered by the Issuer and the Guarantors, and assuming due authorization, execution and delivery thereof by the Indenture Trustee, will constitute legal, valid and binding obligations of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will conform to all statements relating thereto in the Offering Memorandum.

          (xviii) The Guarantee has been duly authorized by each Guarantor and, at the Closing Time, will have been duly executed and delivered by each Guarantor. When the Notes have been issued in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee will be entitled to the benefits of the Indenture and will be the valid and binding obligation of each Guarantor (except as enforceability may be limited by the Enforceability Exceptions). As of the Closing Time, the Guarantee will conform to all statements relating thereto in the Offering Memorandum.

          (xix) The guarantee to be executed in connection with the Exchange Notes by each Guarantor (the "Exchange Guarantee") will be authorized at or prior to the Closing Time by each Guarantor and, upon issuance of the Exchange Notes, will have been duly executed and delivered by each Guarantor. When the Exchange Notes have been issued in accordance with the Indenture, pursuant to the Exchange Offer, the Exchange Guarantee will be entitled to the benefits of the Indenture and will be the valid and binding obligation of each Guarantor (except as enforceability may be limited by the Enforceability Exceptions).

          (xx) Each of KPMG Peat Marwick LLP ("KPMG"), KPMG Audit plc, PricewaterhouseCoopers ("PW") and Moss Adams LLP who audited certain of the financial statements included in the Offering Memorandum (or, in the case of the financial statements of Electronic Specialty Corporation included in the Offering Memorandum, will be audited by PW prior to the Closing Time), are and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements which are included in the Offering Memorandum.

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          (xxi) The consolidated financial statements of the Issuer, Aeromet UK and the Subsidiaries, included in the Offering Memorandum (A) present fairly the consolidated financial position of the Issuer, Aeromet UK, and the Subsidiaries as of the dates indicated and the consolidated results of operations and changes in stockholders' equity of the Issuer, Aeromet UK and the Subsidiaries for the periods specified; and (B) have been prepared in all material respects in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, to the financial statements included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the pro forma financial information of the Issuer included in the Offering Memorandum present fairly the information shown therein and have been prepared on a basis consistent with that of the audited consolidated financial statements of the Issuer and Aeromet UK included in the Offering Memorandum.

          (xxii) Neither the Issuer, the Subsidiaries nor Aeromet UK (or its subsidiaries) (A) is in breach of, or in default in (nor has any event occurred which with notice, lapse of time, or both, would constitute a breach of, or default in) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject (collectively, the "Agreements and Instruments"), except for any such breaches or defaults which, individually or in the aggregate with all other breaches or defaults, would not have a Material Adverse Effect on the Issuer, Aeromet UK and the Subsidiaries taken as a whole, or have an adverse effect on the legality, validity or enforceability of any of the Operative Documents or the Acquisition Documents or (B) is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) their respective charter or by-laws. The (i) execution, delivery and performance of the Operative Documents, the Guarantee and the Exchange Guarantee by the Issuer or the Guarantors, as applicable, (ii) issuance, sale and delivery of the Notes by the Issuer, (iii) consummation by the Issuer or the Guarantors of the transactions contemplated hereby and thereby, (iv) compliance by the Issuer or the Guarantors with the terms of the foregoing, and (v) application of the proceeds from the sale of the Notes as contemplated by the Offering Memorandum, (A) have been duly authorized by all necessary corporate action on the part of the Issuer and the Guarantors, as the case may be, (B) do not and will not conflict with or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) any provision of the charter or by-laws of the Issuer, the Subsidiaries or Aeromet UK or any provision of the Acquisition Documents, (C) do not and will not result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) any of the terms or provisions of, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Subsidiaries or Aeromet UK under any such agreement or instrument (except, with respect to this clause (C), for such conflicts,

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breaches, defaults, accelerations, prepayments or liens, charges or encumbrances, which, individually or in the aggregate with all other conflicts, breaches, defaults, accelerations, prepayments or liens, charges or encumbrances, would not have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole) and (D) do not and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Issuer, the Subsidiaries or Aeromet UK, except with respect to this clause (D), for such conflicts, breaches or defaults, which, individually or in the aggregate with all other conflicts, breaches or defaults, would not have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK, taken as a whole.

          (xxiii) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the offering, issuance or sale of the Notes by the Issuer, the Guarantee and the Exchange Guarantee by the Guarantors or is required for the valid authorization, execution, delivery and performance by the Issuer or the Guarantors of the Operative Documents, the Guarantee and the Exchange Guarantee or the consummation by the Issuer and the Guarantors of the transactions contemplated therein, except for such authorizations as may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Notes or by the federal and state securities laws in connection with the registration obligations under the Registration Rights Agreement.

          (xxiv) Except as disclosed in the Offering Memorandum, there are (A) no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Issuer, threatened to which the Issuer, the Subsidiaries or Aeromet UK is or may be a party or of which property owned or leased by the Issuer, the Subsidiaries or Aeromet UK is or may be the subject, or related to any regulatory matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or materially adversely affect the transactions contemplated by this Agreement or reasonably could be expected to result in a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole, and (B) no labor disturbance by the employees of the Issuer, the Subsidiaries or Aeromet UK exists or, to the Issuer's knowledge, is imminent which reasonably could be expected to have a Material Adverse Effect on such condition, properties, business, results of operations or prospects of the Issuer, the Subsidiaries and Aeromet UK taken as a whole, (C) no enforcement proceeding, whether formal or informal, has been commenced or instituted against the Issuer, the Subsidiaries or Aeromet UK by any governmental agency or authority; nor, to the Issuer's knowledge, have any such proceedings been threatened or recommended, and (D) neither the Issuer, the Subsidiaries nor Aeromet UK, or any of their respective officers, employees or directors, is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body materially adversely affecting the business of the Issuer, the Subsidiaries or Aeromet UK.

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          (xxv) There are no costs or liabilities associated with any material foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance in the Environmental Laws or any authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole.

          (xxvi) The Issuer, the Subsidiaries and Aeromet UK have good and marketable title to all of their properties and assets, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Offering Memorandum or such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made of such properties and assets owned by the Issuer, the Subsidiaries and Aeromet UK, as the case may be; all of the leases and subleases material to the business of the Issuer, the Subsidiaries or Aeromet UK or under which the Issuer, the Subsidiaries or Aeromet UK hold properties described in the Offering Memorandum are in full force and effect; and neither the Issuer, the Subsidiaries nor Aeromet UK have notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Issuer, the Subsidiaries or Aeromet UK as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially adversely affecting or questioning the rights of the Issuer, the Subsidiaries or Aeromet UK to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the Offering Memorandum and other than such leases and properties as are immaterial in the aggregate, the Issuer, the Subsidiaries and Aeromet UK own or lease all such properties as are necessary to their operations as now conducted.

          (xxvii) Since the respective dates as of which information is given in the Offering Memorandum, and except as described in or specifically contemplated by the Offering Memorandum (i) the Issuer, the Subsidiaries and Aeromet UK have not incurred any material liabilities or obligations, indirect, direct or contingent, other than in the ordinary course of business consistent with past practice; (ii) the Issuer, the Subsidiaries and Aeromet UK have not entered into any agreement or other transaction which is material to the Issuer, the Subsidiaries, and Aeromet UK taken as a whole, other than in the ordinary course of business consistent with past practice; (iii) there has not been any material increase in (A) the long-term debt of the Issuer and the Subsidiaries, taken as a whole, or Aeromet UK, taken individually, (B) the aggregate dollar or principal amount of the assets of the Issuer and the Subsidiaries, taken as a whole, or Aeromet UK, taken individually, which are classified as substandard, doubtful or loss, or which are 90 days or more past due; (iv) the Issuer has not paid or declared any dividends or other distributions with respect to its capital stock, and the Issuer, the Subsidiaries and Aeromet UK are not in default in the payment of principal or interest on any outstanding debt obligations; (v) there has not been any change in the capital stock of the Issuer, other than the issuance of shares of common stock upon exercise of employee stock options pursuant to the Issuer's stock option plans described in the Offering Memorandum; and (vi) there has not been any material adverse change in the financial condition, results of operations, business or prospects of the Issuer and the Subsidiaries, taken as a whole, or Aeromet UK, taken individually.

          (xxviii) Except as disclosed in or specifically contemplated by the Offering Memorandum, (A) the Issuer, the Subsidiaries and Aeromet UK have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations, in the ordinary course, would not have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole; and (B) the Issuer, the Subsidiaries and Aeromet UK have no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others, and, (C) to the Issuer's knowledge, there is no claim being made against the Issuer, any of the Subsidiaries or Aeromet UK regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole.

          (xxix) The Issuer has not been advised, and has no reason to believe, that either it, any of the Subsidiaries or Aeromet UK are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable foreign local, state and federal Environmental Laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect on the Issuer, the Subsidiaries or Aeromet UK taken as a whole.

          (xxx) The Issuer, the Subsidiaries and Aeromet UK have timely filed or caused to be timely filed all material federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Issuer has no knowledge of any tax deficiency of it, the Subsidiaries or Aeromet UK which has been or might be asserted or threatened against the Issuer, the Subsidiaries or Aeromet UK which would have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole.

          (xxxi) The Issuer and the Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance, fidelity bond insurance and insurance covering real and personal property owned or leased by the Issuer or the Subsidiaries against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (xxxii) All material transactions between the Issuer, the Subsidiaries and Aeromet UK and the officers, directors and stockholders of the Issuer, the Subsidiaries and Aeromet UK that are required to be disclosed under the Exchange Act and the Rules and Regulations have been accurately disclosed in the Offering Memorandum; and except as disclosed in the Offering Memorandum the terms of each such transaction are fair to the Issuer and no less favorable to the Issuer than the terms that could have been obtained from unrelated parties.

          (xxxiii) None of the Issuer, the Subsidiaries nor Aeromet UK are, or after giving effect to the consummation of the transactions contemplated herein, will be, and neither the Issuer, the Subsidiaries nor Aeromet UK is directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxxiv) None of the Issuer, the Subsidiaries nor Aeromet UK have taken and will not take, directly or indirectly, any action designed to, or that the Issuer, the Subsidiaries or Aeromet UK reasonably believes would cause or result in, stabilization or manipulation of the price of the Notes or the Exchange Notes.

          (xxxv) Neither the Issuer nor its affiliates has distributed any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

          (xxxvi) At or prior to the Closing Time, the Notes to be purchased by Qualified Institutional Buyers (as defined below) shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"), and the Issuer shall have obtained all CUSIP numbers advisable or required to be obtained for the offer, sale and transfer of the Notes and the Exchange Notes as contemplated in the Offering Memorandum.

          (xxxvii) Other than pursuant to this Agreement and as disclosed in the Offering Memorandum under the caption "Plan of Distribution," there are no contracts, agreements or understandings between the Issuer and any person that give rise to a valid claim against the Issuer or the Initial Purchasers for a brokerage commission, finder's fee or other like payment in connection with the offer, sale or issuance of the Notes.

          (xxxviii) Except as set forth in the Registration Rights Agreement, contained in certain Common Stock Purchase Warrants of the Company existing on the date hereof held by Liviakis Financial Communications, Inc and by Robert B. Prag or as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuer or Guarantor and any person granting such person the right to require the Issuer or Guarantor to file a registration statement under the Securities Act with respect to any securities of the Issuer or Guarantor owned or to be owned by such person or to require the Issuer or Guarantor to include such securities in the securities to be covered by either the exchange or the shelf registration referred to in the Registration Rights Agreement.

          (xxxix) Each of the Issuer, the Subsidiaries and Aeromet UK has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where failure to obtain any such licenses, authorizations, consents or approvals, or to make any such filings, would not, individually or in the aggregate with all other such failures, reasonably be expected to have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole. Neither the Issuer, the Subsidiaries nor Aeromet UK are in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Issuer, the Subsidiaries or Aeromet UK the effect of which, individually or in the aggregate with all other violations and defaults, would reasonably be expected to have a Material Adverse Effect on the Issuer, the Subsidiaries and Aeromet UK taken as a whole.

          (xl) Neither the Issuer nor the Guarantors have relied upon the Initial Purchasers or legal counsel for the Initial Purchasers for any legal, tax or accounting advice in connection with the offering, sale or issuance of the Notes, except as to qualification of the Notes under any applicable state securities "blue-sky" laws.

          (xli) Duncan Crighton, as of the date hereof, is employed as the Chief Executive Officer of Aeromet UK and Mr. Crighton will continue to be an employee of the Issuer and/or Aeromet UK after the consummation of the Aeromet Acquisition. The Issuer has no reason to believe that Mr. Crighton will terminate his employment with Aeromet UK or the Issuer after consummation of the Aeromet Acquisition. Based on discussions to date with the Issuer, the Issuer expects Mr. Crighton to enter into an employment agreement with the Issuer and/or Aeromet UK on or prior to the Closing Time or shortly thereafter.

     (b) Any certificate signed by any officer of the Issuer or a Guarantor and delivered to you or your counsel shall be deemed a representation and warranty by the Issuer and the Guarantors to you as to the matters covered thereby.

SECTION 2. SALE AND DELIVERY TO THE INITIAL PURCHASERS; CLOSING.

     (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Issuer, the Notes at the purchase price of $72,187,500 (the "Purchase Price"), representing a discount of 3.75% of the gross proceeds from the sale of the Notes.

     (b) Payment of the purchase price for the Notes shall be made 7:00 a.m., California time, on July 30, 1998, or such later date and time not more than two full business days thereafter as you and the Issuer shall mutually determine (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Issuer or its designee, by wire transfer of immediately available funds to a bank account designated by the Issuer, against delivery to the account of the Initial Purchasers of the Notes.

     (c) One or more of the Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "Global Note"), shall be delivered by the Company to the Trustee (as defined in the Indenture) at the direction of the Initial Purchasers in each case with any transfer taxes thereon duly paid by the Issuer against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer. The Global Note shall be made available to the Initial Purchasers for inspection not later than 6:30 a.m., California time, on two business days immediately preceding the Closing Time.

SECTION 3. RESALE OF THE SECURITIES.

     Each of the Initial Purchasers represents severally and not jointly and warrants to, and agrees with, the Issuer that:

     (a) it is a "qualified institutional buyer" as defined in Rule 144A of the Rules and Regulations (a "Qualified Institutional Buyer"), with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes;

     (b) it has not offered or sold, and will not offer or sell, any Notes except to persons whom it reasonably believes to be Qualified Institutional Buyers or institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D ("Institutional Accredited Investors") and, in the case of Institutional Accredited Investors, who or which prior to their purchase of the Notes will deliver to the Initial Purchaser a letter demonstrating such investor status and;

     (c) it has not made and will not make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering (within the meaning of Section 4(2) under the Securities Act) prior to the effectiveness of a registration statement with respect to the Notes.

     (d) it is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

SECTION 4. CERTAIN COVENANTS OF THE ISSUER AND THE COMPANY.

     The Issuer covenants with the Initial Purchasers as follows:

     (a) The Issuer will promptly deliver to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Offering Memorandum, any amendments or supplements thereto, and the Operative Documents and the Acquisition Documents as the Initial Purchasers and their counsel may reasonably request.

     (b) The Issuer will give the Initial Purchasers timely notice of its intention to prepare any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, will furnish the Initial Purchasers and counsel to the Initial Purchasers with copies of any such amendment or supplement and will obtain the consent of the Initial Purchasers to any such amendment or supplement (which consent shall not be unreasonably withheld or delayed).

     (c) If at any time prior to completion of the distribution of the Notes by the Initial Purchasers any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Initial Purchasers, counsel for the Initial Purchasers or counsel for the Issuer, to amend or supplement the Offering Memorandum in order that the Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the reasonable opinion of the Initial Purchasers, counsel to the Initial Purchasers or counsel to the Issuer, such amendment or supplement is necessary to comply with applicable law, the Issuer will, subject to paragraph (b) of this Section 4, promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance reasonably agreed upon by counsel to the Initial Purchasers), so that as so amended or supplemented, the statements in the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Issuer agrees to notify the Initial Purchasers in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Issuer to suspend use of the Offering Memorandum until the Issuer has amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

     (d) Notwithstanding any provision of paragraph (b) or (e) of this Section 4 to the contrary, the Issuer's obligations under paragraphs (b) and (c) of this
Section 4 and the Initial Purchasers' obligations under paragraph (c) of this
Section 4 shall terminate on the earlier to occur of (i) the effective date of an exchange or shelf registration statement filed pursuant to the Registration Rights Agreement and (ii) the date upon which the Initial Purchasers and their affiliates cease to hold Notes acquired as part of their initial distribution.

     (e) Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on behalf of the foregoing, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes prior to the effectiveness of a registration statement with respect to the Notes.

     (f) Except as required in the Registration Rights Agreement, neither the Issuer, the Subsidiaries, nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D), will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

     (g) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) of the Rules and Regulations, the Issuer will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) of the Rules and Regulations. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

     (h) The Issuer will arrange for the registration and qualification of the Notes for offering and sale under the applicable securities or "blue sky" laws of such states and other U.S. jurisdictions as the Initial Purchasers may reasonably designate in connection with the resale of Notes as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Notes; provided that the Issuer shall not be required to (i) qualify as a foreign corporation, (ii) consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes), (iii) subject itself to taxation in any such jurisdiction or (iv) make any change to its charter or by-laws in connection with such qualification. The Issuer shall promptly advise the Initial Purchasers of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction or the institution of any proceeding for such purpose.

     (i) The Issuer will use the proceeds received from the sale of the Notes in the manner specified in the Offering Memorandum under the caption "Use of Proceeds."

     (j) The Issuer shall not, directly or indirectly, for a period commencing on the date hereof and ending on the 180th day after the date hereof, except with the prior written consent of the Initial Purchasers, offer to sell, pledge, sell, grant any option, warrant or other right to purchase, or otherwise transfer or dispose of (or agree to do any of the foregoing) (a) any security of the Issuer that is substantially similar to the Notes or (b) any other security which is convertible into, or exercisable or exchangeable for, the Notes or any of the securities described in (a) above. The foregoing sentence shall not apply to the issuance of the Notes being sold hereunder and the sale thereof pursuant hereto or actions taken pursuant to the Registration Rights Agreement or the Exchange Offer.

     (k) The Issuer agrees that no future offer and sale of securities of the Issuer of any class will be made if, as a result of the doctrine of "integration" referred to in Rule 502 of

Regulation D, such offer and sale could reasonably have been expected, at the time of such sale, based upon public laws, Commission releases and Commission no-action letters, to render invalid the exemption from the registration requirements of the Securities Act relied upon in connection with the transactions contemplated by this Agreement.

     (l) The Issuer shall cause the Exchange Offer to be made by the Issuer in the appropriate form to permit the Exchange Notes and the Exchange Guarantee by the Guarantors registered pursuant to the Securities Act to be offered in exchange for the Notes and the Guarantees, and to comply with all applicable federal and state securities laws applicable to the Exchange Offer.

     (m) In connection with the original distribution of the Notes, the Issuer agrees that, prior to any offer or resale of the Notes by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make, and promptly receive from the Issuer, adequate information with respect to reasonable inquiries into the business and financial condition of the Issuer, the Subsidiaries and Aeromet UK.


SECTION 5. PAYMENT OF EXPENSES.

     The Issuer will pay all costs and expenses incident to the performance of the obligations under this Agreement of the Issuer, including (a) the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits) and any amendments or supplements thereto, and the costs and expenses of delivery of each Preliminary Offering Memorandum, Offering Memorandum and any other documents associated with the offering and sale of the Notes to the Initial Purchasers, (b) the preparation, issuance, printing and distribution of the Notes, (c) the delivery of the Notes to the Initial Purchasers, including any securities transfer taxes payable upon the sale of the Notes to the Initial Purchasers, (d) the fees and disbursements of the Issuer's counsel and accountants, (e) the reasonable out-of-pocket expenses, including reasonable legal expenses, of the Initial Purchasers relating to the offering and sale of the Notes, (f) the qualification of the Notes under the applicable state securities or "blue sky" laws in accordance with Section 4(i) hereof, including all filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith, (g) any filing fees in connection with any filing for review of the offering with the NASD, (h) any fees charged by rating agencies for rating the Notes, (i) the fees and expenses of the Indenture Trustee, including reasonable fees and disbursements of counsel for such trustee, (j) all listing fees and reasonable expenses in connection with the application for designation of any of the Notes as PORTAL-eligible securities, (k) the cost of qualifying the Notes with The Depository Trust Company, (l) the Company's road show costs and expenses, (m) the costs and expenses, including legal fees of counsel to the Company and the Initial Purchaser's, relating to the Exchange Offer, including distribution and exchange of the Exchange Notes and (n) all other costs and expenses incident to the performance of the obligation of the Issuer or the Subsidiaries hereunder for which provision is not otherwise made in this section.

     If the sale of the Notes provided for herein is not consummated because this Agreement is terminated pursuant to Section 8 hereof or because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, other than by reason of a default by the Initial Purchasers in payment for the Notes at the Closing Time, the Issuer shall reimburse the Initial Purchasers promptly upon demand for the reasonable out-of-pocket expenses incurred by the Initial Purchasers in connection with their services to the date of termination of this Agreement, including reasonable fees and disbursements of the Initial Purchasers' legal counsel (including counsel for blue-sky matters) and the Initial Purchasers' road show and due diligence costs and expenses.

SECTION 6. CONDITIONS OF INITIAL PURCHASERS' OBLIGATION.

     The obligation of the Initial Purchasers to purchase and pay for the Notes pursuant to this Agreement is subject to the following conditions:

     (a) The Issuer shall furnish to the Initial Purchasers at the Closing Time an opinion of Stoel Rives LLP, counsel for the Issuer, addressed to the Initial Purchasers and dated the day of the Closing Time and in form reasonably satisfactory to Milbank, Tweed, Hadley & McCloy, counsel for the Initial Purchasers, in substantially the form set forth on Exhibit C hereto.

     (b) At the Closing Time, you shall have received the favorable opinion of MacFarlanes, U.K. counsel for the Company, dated as of the Closing Time, addressed to the Initial Purchasers, substantially in the form attached hereto as Exhibit D.

     (c) At the Closing Time, you shall have received the favorable opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Initial Purchasers, dated as of the Closing Time, addressed to the Initial Purchasers, as to such matters as you may request.

     (d) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) except as may be disclosed in the Offering Memorandum, there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the financial condition, properties, assets, business, results of operations or prospects of the Issuer and its Subsidiaries taken as a whole, (iii) the Issuer shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) the representations and warranties of the Issuer set forth in Section 1(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of (x) the Chief Executive Officer of the Issuer and (y) the Chief Financial Officer of the Issuer, dated as of the Closing Time, to such effect.

     (e) At the time that this Agreement is executed by the Issuer and also at the Closing Time, you shall have received a letter addressed to you from KPMG and KPMG Audit Plc, in form and substance reasonably satisfactory to you, the first one to be dated the date of this Agreement, the second one to be dated the Closing Time, in form and substance reasonably satisfactory to you, to the effect that they are independent public accountants with respect to the Issuer and Aeromet UK, respectively, within the meaning of the Securities Act and the applicable rules and regulations thereunder, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or included in the Offering Memorandum.

     (f) As of the Closing Time, there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Acquisition Documents as provided to the Initial Purchasers, except such amendments, alterations, modifications or waivers which, in the judgment of the Issuer, (i) were necessitated by a materially adverse change in the business, operations or financial condition of the Issuer or Aeromet UK, or their respective subsidiaries, and (ii) do not modify the maturities of or security arrangements for Existing Indebtedness (as defined in the Offering Memorandum) or indebtedness existing at the time of acquisition or being incurred to consummate the transactions contemplated by the Acquisition Documents. You shall have received a certificate dated as of the Closing Time and signed by the Chief Executive Officer and the Chief Financial Officer to such effect.

     (g) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents and certificates as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Notes in an opinion to the Initial Purchasers as contemplated in this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Issuer, the performance of any of the covenants of the Issuer, or the fulfillment of any of the conditions herein contained.

     (h) At the Closing Time, the Issuer shall have executed and delivered the Registration Rights Agreement, the Indenture and the Guarantee (in substantially the form attached to the Indenture), and the Registration Rights Agreement, the Indenture and the Guarantee shall be in full force and effect.

     (i) On or after the date hereof and prior to the Closing Time, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuer or the Notes (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuer or the Notes by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

     (j) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Issuer and Aeromet UK, and their respective subsidiaries, taken as a whole, (ii) there shall not have been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Issuer, Aeromet UK or any of their respective subsidiaries and (iii) neither the Issuer, Aeromet UK nor any of their respective subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Offering Memorandum.

     (k) At the Closing Time, there shall not be any pending or threatened legal or governmental proceedings against the Issuer with respect to any of the transactions contemplated in this Agreement.

     (l) The Notes to be purchased by Qualified Institutional Buyers shall have been approved by the NASD as being eligible for trading in the PORTAL market.

     (m) The Initial Purchasers shall have received a comfort letter or audit report satisfactory in form to the Initial Purchasers and their counsel dated on or prior to the Closing Time from PW regarding the unaudited consolidated financial statements of Electronic Specialty Corporation contained in the Offering Memorandum.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on written notice to the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 hereof. Notwithstanding any such termination, the provisions of Section 7 hereof shall remain in effect. The Initial Purchasers may in its sole discretion waive compliance with any conditions to its obligations hereunder.

SECTION 7. INDEMNIFICATION

     (a) The Issuer and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers and their affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees and controlling persons (the Initial Purchasers and each such person being an "Initial Purchasers Indemnified Party") from and against any and all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Initial Purchasers Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or arise from the performance by the Initial Purchasers of the services contemplated by, or the engagement of the Initial Purchasers pursuant to, this Agreement and will promptly reimburse any Initial Purchasers Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising therefrom, whether or not such Initial Purchasers Indemnified Party is a party to this Agreement and whether or not such claim, action or proceeding is initiated or brought by the Issuer. The Issuer will not be liable to any Initial Purchasers Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Initial Purchasers Indemnified Party effected without the Issuer's prior written consent; or (ii) to the extent that any loss, claim, damage or liability is expressly found in a final judgment by a court of competent jurisdiction to have resulted primarily from and Initial Purchasers' willful misconduct, bad faith or gross negligence. The Issuer also agrees that no Initial Purchasers Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Issuer or its security holders or creditors related to or arising out of the engagement of the Initial Purchasers pursuant to, or the performance by the Initial Purchasers of the services contemplated by, the Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Initial Purchasers' willful misconduct, bad faith or gross negligence.

     Promptly after receipt by an Initial Purchasers Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Initial Purchasers Indemnified Party will, if a claim in respect thereof is to be made against the Issuer pursuant hereto, promptly notify the Issuer in writing of the same. In case any such action is brought against any Initial Purchasers Indemnified Party and such Initial Purchasers Indemnified Party notifies the Issuer of the commencement thereof, the Issuer may elect to assume the defense thereof, with counsel reasonably satisfactory to such Initial Purchasers Indemnified Party, and an Initial Purchasers Indemnified Party may retain counsel to participate in the defense of any such action; provided, however, that in no event shall the Issuer be required to pay fees and expenses for more than one firm of attorneys (other than local counsel, if any) representing Initial Purchasers Indemnified Parties. Any failure or delay by an Initial Purchasers Indemnified Party to give the notice referred to in this paragraph shall not affect such Initial Purchasers Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Issuer, or prejudices its ability to defend such action, suit or proceeding on behalf of such Initial Purchasers Indemnified Party. Anything in this paragraph to the contrary notwithstanding, the Issuer shall not be liable for any settlement of any such claim or action effected without the prior written consent of the Issuer.

     (b) The Initial Purchasers agree to indemnify and hold harmless the Issuer, its directors officers, employees and any person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, an "Issuer Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Issuer Indemnified Party may become subject under any applicable federal or state law, or otherwise, which arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information furnished in writing by on behalf of the Initial Purchasers to the Issuer expressly for use with reference to the Initial Purchasers in any Preliminary Offering Memorandum or the Offering Memorandum (such information being limited to the stabilization legend at the forepart of the Offering Memorandum and information contained under the heading "Plan of Distribution" in the Offering Memorandum) or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information necessary to make such information not misleading.

     Promptly after receipt by an Issuer Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, the Issuer Indemnified Party will, if a claim in respect thereof is to be made against the Initial Purchasers pursuant hereto, promptly notify the Initial Purchasers in writing of the same. In case any such action is brought against an Issuer Indemnified Party and the Issuer Indemnified Party notifies the Initial Purchasers of the commencement thereof, the Initial Purchasers may elect to assume the defense thereof, with counsel reasonably satisfactory to the Issuer Indemnified Party, and the Issuer Indemnified Party may retain counsel to participate in the defense of any such action; provided, however, that in no event shall the Initial Purchasers be required to pay fees and expenses for more than one firm of attorneys (other than local counsel, if any) representing Issuer Indemnified Parties. Any failure or delay by an Issuer Indemnified Party to give the notice referred to in this paragraph shall not affect such Issuer Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Initial Purchasers, or prejudices its ability to defend such action, suit or proceeding on behalf of such Issuer Indemnified Party. Anything in this paragraph to the contrary notwithstanding, the Initial Purchasers shall not be liable for any settlement of any such claim or action effected without the prior written consent of the Initial Purchasers.

     (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party or for any reason held unenforceable, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unavailable or unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the indemnified party, on the one hand, and the indemnifying party, on the other hand, of the offering of the Notes as contemplated (whether or not the offering is consummated) or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnified party, on the one hand, and the indemnifying party, on the other hand, as well as any other relevant equitable considerations. The parties agree that for the purposes of this paragraph the relative benefits to the Issuer and the Initial Purchasers of the offering of the Notes as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Issuer as a result of or in connection with the offering of the Notes, bears to the fees or discounts paid or to be paid to the Initial Purchasers under this Agreement. Notwithstanding the foregoing, the Issuer expressly agrees that the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which fees or discounts paid and owed the Initial Purchasers hereunder (excluding reimbursable expenses), exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay.

     (d) The Issuer agrees that without the Initial Purchasers' prior written consent, which shall not be unreasonably withheld, the Issuer will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought against the Issuer under this Section 7 (whether or not the Initial Purchasers or any other Initial Purchasers Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Initial Purchasers Indemnified Party from all liability arising out of such claim, action or proceeding.

     The Initial Purchasers agree that without the Issuer's prior written consent, which shall not be unreasonably withheld, the Initial Purchasers will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought against the Initial Purchasers under this Section 7 (whether or not the Issuer or any other Issuer Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Issuer Indemnified Party from all liability arising out of such claim, action or proceeding.

     (e) In the event that a party entitled to indemnification under this
Section 7 is requested or required to appear as a witness in any action brought by or on behalf of or against the indemnifying party in which such indemnified party is not named as a defendant, the indemnifying party agrees to reimburse promptly the indemnified party on a monthly basis for all reasonable third party expenses incurred by the indemnified party in connection with such indemnified party's appearing and preparing to appear as a witness, including, without limitation, the reasonable fees and disbursements of the indemnified party's legal counsel.

     (f) If multiple claims are brought, with respect to at least one of which indemnification is permitted under applicable law and provided for under this
Section 7, the indemnifying party agrees that any judgment or award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or award expressly states that the judgment or award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

     (g) The indemnity and contribution agreements contained in this Section 7, and the covenants, warranties and representations of the Issuer contained in this Agreement, shall remain in full force and effect regardless of (i) any investigation made by or on behalf of the Initial Purchasers, or any person who controls an Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Issuer, its directors and officers or any person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the issuance and delivery of the Notes, and (iii) any termination of this Agreement.

     (h) The parties agree that the provisions of this Section 7 shall supersede the provisions of Appendix A to that certain Engagement Letter between the parties dated as of June 9, 1998 with respect to the offering and sale of the Notes by the Initial Purchasers, and that such provisions of Appendix A shall be of no further force or effect with respect to the offering and sale of the Notes by the Initial Purchasers.

SECTION 8. TERMINATION OF AGREEMENT.

     The obligations of the Initial Purchasers hereunder shall be subject to termination in the absolute discretion of the Initial Purchasers if, at any time prior to the time of purchase, (i) trading in securities on the Nasdaq Stock Market, Inc., or other exchange on which securities of the Issuer are then listed shall have been suspended or minimum prices shall have been established on the Nasdaq Stock Market, Inc., or other exchange on which securities of the Issuer are then listed, (ii) the United States shall have declared war in accordance with its constitutional processes, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the reasonable judgment of the Initial Purchasers, to make it impracticable or inadvisable to market the Notes.

     If the Initial Purchasers elect to terminate this Agreement as provided in this Section 8, the Issuer shall be notified promptly in writing delivered by facsimile or telegram.

     If the sale to the Initial Purchasers of the Notes, as contemplated by this Agreement, is not carried out for any reason permitted under this Agreement, the Issuer shall not be under any obligation or liability to the Initial Purchasers hereunder, except to the extent provided in Sections 5 and 7 hereof, and the Initial Purchasers shall not be under any obligation or liability to the Issuer hereunder, except to the extent provided in Section 7 hereof.

     This Agreement may also terminate pursuant to the provisions of Section 6 with the effect stated in such Section.

SECTION 9. NOTICES.

     All notices and other communications under the Agreement shall be in writing and shall be deemed to have been duly given, upon receipt, if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Friedman, Billings, Ramsey & Co, Inc., 18101 Von Karman Avenue, Irvine, California 92612, (telecopier no.: (714) 477-3101), Attention: Christopher Jennings, with a copy to Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, Suite 30th Floor, Los Angeles, California 90017, (telecopier no.: (310) 629-5063), Attention: Kenneth J. Baronsky, Esq.; and notices to the Issuer shall be directed to Pacific Aerospace & Electronics, Inc., 430 Olds Station Road, Wenatchee, Washington 98801, (telecopier no.: (509) 667-9696), Attention: General Counsel, with a copy to Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington 98101 (telecopier no.: (206) 386-7500), attention: L. John Stevenson, Esq.

SECTION 10. PARTIES.

     This Agreement is made solely for the benefit of the Initial Purchasers, the Issuer and, to the extent expressed, any person who controls the Issuer or the Initial Purchasers within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and the directors of the Issuer, their officers, employees and trustees, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, of the Notes from the Initial Purchasers.

SECTION 11. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

SECTION 12. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Issuer and the Initial Purchasers in accordance with its terms.

                                  Very truly yours,

                                  PACIFIC AEROSPACE & ELECTRONICS, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          President and Chief Executive Officer


                                  BALO PRECISION PARTS, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          Executive Vice President


                                  CASHMERE MANUFACTURING CO., INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          Executive Vice President


                                  CERAMIC DEVICES, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          Executive Vice President


                                  ELECTRONIC SPECIALTY CORPORATION


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          Executive Vice President

                                  MOREL INDUSTRIES, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          Executive Vice President


                                  NORTHWEST TECHNICAL INDUSTRIES, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          Executive Vice President


                                  PACIFIC COAST TECHNOLOGIES, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          Executive Vice President


                                  SEISMIC SAFETY PRODUCTS, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          Executive Vice President


                                  PA&E INTERNATIONAL, INC.


                                  By: /s/ DONALD A. WRIGHT
                                      -----------------------------------------
                                          Donald A. Wright
                                          President

Confirmed and accepted as of
the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By: /s/ JAMES R. KLEEBLATT
    -----------------------------------------
        Name: James R. Kleeblatt
        Title: Managing Director

Confirmed and accepted as of
the date first above written:

BANCBOSTON SECURITIES INC.



By: /s/ GREGORY C. FOY
    -----------------------------------------
        Gregory C. Foy
        Managing Director